UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:

[   ]           Preliminary Proxy Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]           Definitive Proxy Statement
[X]           Definitive Additional Materials
[   ]           Soliciting Material under Rule 14a-12

Starboard Investment Trust
(Name of the Registrant as Specified In Its Charter)

______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.

[   ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies: _______________________________________________________________

2.	Aggregate number of securities to which transaction applies: _______________________________________________________________

3.
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________

4.	Proposed maximum aggregate value of transaction: _______________________________________________________________

5.	Total fee paid: _______________________________________________________________

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid: __________________________________________________________________

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4.	Date Filed: __________________________________________________________________

FMX GROWTH ALLOCATION FUND
FMX TOTAL RETURN FUND
Each a series of the Starboard Investment Trust
116 South Franklin Street, PO Box 69
Rocky Mount, North Carolina 27802
Tel (800) 773-3863 Fax (252) 972-1908

___________________________________________________________

SPECIAL MEETING OF SHAREHOLDERS

___________________________________________________________

February 4, 2011

Adjournment Notice

URGENT PROXY INFORMATION

The Special Meeting of Shareholders scheduled for Thursday, December 30, 2010 and adjourned until Tuesday, January 18, 2011 has been adjourned again until Tuesday, February 22, 2011.  If you have not voted your shares yet, this means you have additional time to cast your vote.

Your vote is important, no matter how large or small your holdings.

Your vote can be cast quickly and easily by signing, dating, and mailing the proxy card in the postage-prepared return envelope previously provided to you.

It is important that we receive your vote as soon as possible, so please take a moment to cast your vote.  Remember, voting is quick and easy.

If you cannot locate your copy of the proxy statement and ballot, please call the Funds at 1-800-773-3863 in order to obtain new copies.

If you have already voted your shares, you do not need to vote again.  This notice is being provided to you for informational purposes only.  We appreciate your participation.

Thank you in advance for your prompt attention to this important matter.

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Shareholders to be Reconvened on February 22, 2011:
The Proxy Statement is available at http://www.ncfunds.com/fmxproxy.